Exhibit 8.1

List of Subsidiaries of

VanceInfo Technologies Inc. 文思信息技术有限公司(the “Registrant”)

	Name of Company	Jurisdiction of Incorporation	Percentage of Attributable Equity Interests
Subsidiaries
1.	VanceInfo Japan Inc.	a Japan company	99.9%
2.	VanceInfo Creative Software Technology Ltd.	a PRC company	100%
3.	VanceInfo Technologies Inc.	a Delaware, USA company	100%
4.	VanceInfo Creative Software Technology Ltd.	a British Virgin Islands Company	100%
5.	Nanjing VanceInfo Creative Software Technology Limited	a PRC company	100%
6.	Shanghai VanceInfo Creative Software Technology Limited	a PRC company	100%
7.	Shanghai VanceInfo Technologies Limited	a PRC company	100%
8.	Beijing Viatt Information Technology Co., Ltd.	a PRC company	100%
9.	VanceInfo Malaysia Inc. Sdn. Bhd.	a Malaysia company	100%
10.	VanceInfo Technologies Limited	a Hong Kong company	100%
11.	VanceInfo Technologies Limited	a PRC company	100%
12.	Shenzhen VanceInfo Creative Software Technology Limited	a PRC company	100%
13.	TP Teleservices Limited	a Hong Kong company	100%
14.	TP (Hong Kong) Limited	a Hong Kong company	100%
15.	TP Consultants Limited	a Hong Kong company	100%
16.	TP (Taiwan) Limited	a Hong Kong company	100%
17.	TP Software Technology (Shanghai) Co., Ltd.	a PRC company	100%
18.	VanceInfo Financial Service Limited	a Hong Kong company	100%
19.	VanceInfo Data Service (Shanghai) Co., Ltd.	a PRC company	100%
20.	Lifewood Technology Limited	a Hong Kong company	100%
21.	Lifewood Data Technology Limited	a Hong Kong company	100%
22.	Lifewood Data Technology (Shenzhen) Limited	a PRC company	100%
23.	Lifewood Data Technology (Dongguan) Limited	a PRC company	100%
24.	VanceInfo Technologies Australia Pty. Ltd.	an Australian company	100%
25.	VanceInfo Singapore Pte. Ltd.	a Singapore company	100%
26.	VanceInfo Financial Solutions Limited	a British Virgin Islands company	100%
27.	Beijing Kang Pu Wei Century Information Technology Co., Ltd.	a PRC company	100%
28.	Beijing Data Pioneer Information Technology Co., Ltd.	a PRC company	100%
29.	Beijing Sunwin Technology Co., Ltd.	a PRC company	100%